Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2022 Results

LAS VEGAS, February 8, 2023 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the fourth quarter and year ended December 31, 2022.

Operating revenues were $1.00 billion for the fourth quarter of 2022, a decrease of $48.2 million, from $1.05 billion for the fourth quarter of 2021. Net income attributable to Wynn Resorts, Limited was $32.4 million, or $0.29 per diluted share, for the fourth quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $177.2 million, or $1.54 per diluted share, for the fourth quarter of 2021. Adjusted Property EBITDAR(1) was $195.1 million for the fourth quarter of 2022, compared to Adjusted Property EBITDAR of $149.1 million for the fourth quarter of 2021.

"Our teams at Wynn Las Vegas and Encore Boston Harbor delivered a new fourth-quarter record for Adjusted Property EBITDAR at our combined North American properties. For the full year of 2022, these properties generated $1.04 billion of Adjusted Property EBITDAR, a record for us by a wide margin. These impressive results are a testament to our team’s relentless focus on delivering five-star hospitality, which continues to elevate our properties above our peers as the destinations of choice for luxury guests in both Las Vegas and Massachusetts," said Craig Billings, CEO of Wynn Resorts, Limited. "In Macau, we were honored to be awarded with a new 10-year gaming concession during the quarter and were pleased to experience a meaningful return of visitation and demand during the recent Chinese New Year holiday period. We believe we are well-positioned for success in Macau’s next phase of growth."

Consolidated Results

Operating revenues were $1.00 billion for the fourth quarter of 2022, a decrease of $48.2 million, from $1.05 billion for the fourth quarter of 2021. Operating revenues for the fourth quarter of 2022 increased $91.6 million and $14.4 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $80.9 million, $54.5 million, and $7.8 million at Wynn Palace, Wynn Macau, and Wynn Interactive, respectively, from the fourth quarter of 2021.

Net income attributable to Wynn Resorts, Limited was $32.4 million, or $0.29 per diluted share, for the fourth quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $177.2 million, or $1.54 per diluted share, in the fourth quarter of 2021. Adjusted net loss attributable to Wynn Resorts, Limited(2) was $138.7 million, or $1.23 per diluted share, for the fourth quarter of 2022, compared to adjusted net loss attributable to Wynn Resorts, Limited of $157.4 million, or $1.37 per diluted share, for the fourth quarter of 2021.

Adjusted Property EBITDAR was $195.1 million for the fourth quarter of 2022, compared to $149.1 million for the fourth quarter of 2021. Adjusted Property EBITDAR for the fourth quarter of 2022 increased $33.1 million and $51.1 million at our Las Vegas Operations and Wynn Interactive, respectively, and decreased $22.5 million, $10.7 million, and $5.0 million at Wynn Palace, Wynn Macau, and Encore Boston Harbor, respectively, from the fourth quarter of 2021.

For the year ended December 31, 2022, operating revenues were $3.76 billion, flat compared to operating revenues for the year ended December 31, 2021. Operating revenues for the year ended December 31, 2022 increased $628.5 million, $139.6 million, and $12.6 million at our Las Vegas Operations, Encore Boston Harbor, and Wynn Interactive, respectively, and decreased $472.7 million and $314.8 million at Wynn Palace and Wynn Macau, respectively, from the year ended December 31, 2021.

Net loss attributable to Wynn Resorts, Limited was $423.9 million, or $3.73 per diluted share for the year ended December 31, 2022, compared to net loss attributable to Wynn Resorts, Limited of $755.8 million, or $6.64 per diluted share for the year ended December 31, 2021. Adjusted net loss attributable to Wynn Resorts, Limited was $507.4 million, or $4.47 per diluted share, for the year ended December 31, 2022, compared to adjusted net loss attributable to Wynn Resorts, Limited of $695.8 million, or $6.12 per diluted share, for the year ended December 31, 2021.

Adjusted Property EBITDAR was $725.4 million for the year ended December 31, 2022, compared to $569.4 million for the year ended December 31, 2021. Adjusted Property EBITDAR for the year ended December 31, 2022 increased $270.2 million, $33.3 million, and $168.9 million at our Las Vegas Operations, Encore Boston Harbor, and Wynn Interactive, respectively, and decreased $188.2 million and $128.3 million at Wynn Palace and Wynn Macau, respectively, from the year ended December 31, 2021.

Property Results

Macau Operations

Wynn Palace

Operating revenues from Wynn Palace were $113.1 million for the fourth quarter of 2022, a decrease of $80.9 million from $194.0 million for the fourth quarter of 2021. Adjusted Property EBITDAR from Wynn Palace was $(23.9) million for the fourth quarter of 2022, compared to $(1.4) million for the fourth quarter of 2021. VIP table games win as a percentage of turnover was 0.11%, below the property's expected range of 3.1% to 3.4% and below the 2.59% experienced in the fourth quarter of 2021. Table games win percentage in mass market operations was 23.3%, above the 22.7% experienced in the fourth quarter of 2021.

Wynn Macau

Operating revenues from Wynn Macau were $77.2 million for the fourth quarter of 2022, a decrease of $54.5 million from $131.7 million for the fourth quarter of 2021. Adjusted Property EBITDAR from Wynn Macau was $(35.2) million for the fourth quarter of 2022, compared to $(24.5) million for the fourth quarter of 2021. VIP table games win as a percentage of turnover was 1.20%, below the property's expected range of 3.1% to 3.4% and below the 2.85% experienced in the fourth quarter of 2021. Table games win percentage in mass market operations was 17.2%, slightly below the 17.4% experienced in the fourth quarter of 2021.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $585.5 million for the fourth quarter of 2022, an increase of $91.6 million from $493.9 million for the fourth quarter of 2021. Adjusted Property EBITDAR from our Las Vegas Operations for the fourth quarter of 2022 was $219.3 million, compared to $186.2 million for the fourth quarter of 2021. Table games win percentage for the fourth quarter of 2022 was 21.2%, below the property's expected range of 22% to 26% and above the 20.8% experienced in the fourth quarter of 2021.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $218.3 million for the fourth quarter of 2022, an increase of $14.4 million from $204.0 million for the fourth quarter of 2021. Adjusted Property EBITDAR from Encore Boston Harbor for the fourth quarter of 2022 was $63.3 million, compared to $68.2 million for the fourth quarter of 2021. Table games win percentage for the fourth quarter of 2022 was 21.9%, within the property's expected range of 18% to 22% and below the 22.2% experienced in the fourth quarter of 2021.

Balance Sheet

Our cash and cash equivalents as of December 31, 2022 totaled $3.65 billion, comprised of $951.9 million held by Wynn Macau, Limited ("WML") and subsidiaries, $2.31 billion held by Wynn Resorts Finance excluding WML, and $395.1 million held at Corporate and other. As of December 31, 2022, the available borrowing capacity under the Wynn Resorts Finance Revolver was $837.0 million, and the WM Cayman II Revolver was fully drawn.

Total current and long-term debt outstanding at December 31, 2022 was $12.12 billion, comprised of $6.19 billion of Macau related debt, $3.14 billion of Wynn Las Vegas debt, $2.17 billion of Wynn Resorts Finance debt, and $613.5 million of debt held by the retail joint venture which we consolidate.

In the fourth quarter of 2022, the Company repurchased 82,900 shares of common stock at an average price of $59.08 per share, for an aggregate cost of $4.9 million, bringing our total repurchases for the year ended December 31, 2022 to 2,956,331 shares of common stock for an aggregate cost of $171.3 million.

In December 2022, we closed on our sale-leaseback arrangement with respect to certain real estate assets related to Encore Boston Harbor (the "EBH Transaction"). Upon closing of the EBH Transaction, we received cash proceeds of approximately $1.7 billion in exchange for the sale of such real estate assets, and concurrently entered into a lease agreement for the purpose of continuing to operate the Encore Boston Harbor integrated resort. The lease agreement provides for an initial annual minimum rent of $100.0 million for an initial term of 30 years, subject to certain annual rent escalations and renewal provisions. We expect to use the proceeds from the EBH Transaction in accordance with the reinvestment and asset sale provisions of our senior secured credit facilities.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 8, 2023 at 1:15 p.m. PT (4:15 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before March 31, 2023, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2022 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, adverse macroeconomic conditions and their impact on levels of income and consumer discretionary spending, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, the COVID-19 pandemic and the reimposition of restrictions on the general public or certain activities, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, gain on EBH Transaction, net, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. We use Adjusted Property EBITDAR to manage the operating results of our segments. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, gain on EBH Transaction, net, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net loss and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business.

Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating revenues:
Casino	$423,218	$518,192	$1,632,541	$2,133,420
Rooms	233,252	204,799	802,138	592,571
Food and beverage	217,648	198,759	846,214	633,911
Entertainment, retail and other	130,819	131,374	475,932	403,762
Total operating revenues	1,004,937	1,053,124	3,756,825	3,763,664
Operating expenses:
Casino	291,757	345,201	1,099,801	1,394,098
Rooms	69,869	61,547	261,343	197,734
Food and beverage	183,034	161,682	700,549	516,391
Entertainment, retail and other	91,676	150,386	328,529	450,358
General and administrative	232,017	221,923	830,450	796,592
Provision for credit losses	4,036	22,026	(7,295)	29,487
Pre-opening	7,247	1,366	20,643	6,821
Depreciation and amortization	172,292	170,424	692,318	715,962
Gain on EBH Transaction, net	(181,989)	—	(181,989)	—
Property charges and other	35,790	24,193	113,152	50,762
Total operating expenses	905,729	1,158,748	3,857,501	4,158,205
Operating income (loss)	99,208	(105,624)	(100,676)	(394,541)
Other income (expense):
Interest income	18,895	1,082	29,758	3,213
Interest expense, net of amounts capitalized	(178,620)	(151,961)	(650,885)	(605,562)
Change in derivatives fair value	1,155	4,803	15,956	11,360
Loss on extinguishment of debt	—	—	—	(2,060)
Other	31,901	(6,602)	5,811	(23,926)
Other income (expense), net	(126,669)	(152,678)	(599,360)	(616,975)
Loss before income taxes	(27,461)	(258,302)	(700,036)	(1,011,516)
Benefit (provision) for income taxes	(6,084)	1,871	(9,332)	(474)
Net loss	(33,545)	(256,431)	(709,368)	(1,011,990)
Less: net loss attributable to noncontrolling interests	65,956	79,241	285,512	256,204
Net income (loss) attributable to Wynn Resorts, Limited	$32,411	$(177,190)	$(423,856)	$(755,786)
Basic and diluted income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$0.29	$(1.54)	$(3.73)	$(6.64)
Diluted	$0.29	$(1.54)	$(3.73)	$(6.64)
Weighted average common shares outstanding:
Basic	112,321	114,768	113,623	113,760
Diluted	112,795	114,768	113,623	113,760

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to Wynn Resorts, Limited	$32,411	$(177,190)	$(423,856)	$(755,786)
Pre-opening expenses	7,247	1,366	20,643	6,821
Gain on EBH Transaction, net	(181,989)	—	(181,989)	—
Property charges and other	35,790	24,193	113,152	50,762
Change in derivatives fair value	(1,155)	(4,803)	(15,956)	(11,360)
Loss on extinguishment of debt	—	—	—	2,060
Foreign currency remeasurement and other	(31,901)	6,602	(5,811)	23,926
Income tax impact on adjustments	(198)	87	(294)	—
Noncontrolling interests impact on adjustments	1,110	(7,610)	(13,317)	(12,206)
Adjusted net loss attributable to Wynn Resorts, Limited	$(138,685)	$(157,355)	$(507,428)	$(695,783)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(1.23)	$(1.37)	$(4.47)	$(6.12)

Weighted average common shares outstanding - diluted	112,795	114,768	113,623	113,760

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(105,945)	$(65,599)	$(9,801)	$(181,345)	$121,311	$184,411	$(50,642)	$25,473	$99,208
Pre-opening expenses	—	—	—	—	5,420	15	1,511	301	7,247
Depreciation and amortization	52,817	20,364	381	73,562	55,865	35,610	4,974	2,281	172,292
Gain on EBH Transaction, net	—	—	—	—	—	(181,989)	—	—	(181,989)
Property charges and other	20,378	2,116	16	22,510	361	692	12,908	(681)	35,790
Management and license fees	3,809	2,508	—	6,317	27,996	10,654	—	(44,967)	—
Corporate expenses and other	1,352	1,373	8,718	11,443	5,874	1,743	373	12,301	31,734
Stock-based compensation	3,654	4,069	686	8,409	2,424	345	2,588	5,292	19,058
Triple-net operating lease rent expense	—	—	—	—	—	11,773	—	—	11,773
Adjusted Property EBITDAR	$(23,935)	$(35,169)	$—	$(59,104)	$219,251	$63,254	$(28,288)	$—	$195,113

	Three Months Ended December 31, 2021
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(62,718)	$(61,821)	$(3,708)	$(128,247)	$98,505	$15,557	$(109,943)	$18,504	$(105,624)
Pre-opening expenses	—	—	—	—	852	—	514	—	1,366
Depreciation and amortization	51,959	20,424	978	73,361	48,463	39,142	7,225	2,233	170,424
Property charges and other	(281)	7,513	—	7,232	5,286	1,014	10,661	—	24,193
Management and license fees	6,179	4,192	—	10,371	23,669	9,922	—	(43,962)	—
Corporate expenses and other	1,197	1,276	2,170	4,643	7,124	2,403	8,529	15,837	38,536
Stock-based compensation	2,274	3,922	560	6,756	2,260	186	3,615	7,388	20,205
Adjusted Property EBITDAR	$(1,390)	$(24,494)	$—	$(25,884)	$186,159	$68,224	$(79,399)	$—	$149,100

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited) (continued)

	Year Ended December 31, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(357,666)	$(247,727)	$(22,190)	$(627,583)	$450,073	$209,962	$(240,111)	$106,983	$(100,676)
Pre-opening expenses	—	—	—	—	15,451	214	4,677	301	20,643
Depreciation and amortization	207,110	81,114	2,709	290,933	199,973	152,906	39,422	9,084	692,318
Gain on EBH Transaction, net	—	—	—	—	—	(181,989)	—	—	(181,989)
Property charges and other	23,296	11,482	43	34,821	3,680	1,366	81,051	(7,766)	113,152
Management and license fees	13,895	11,354	—	25,249	101,170	40,464	—	(166,883)	—
Corporate expenses and other	6,081	6,283	16,980	29,344	22,736	7,125	5,877	37,457	102,539
Stock-based compensation	10,727	13,447	2,458	26,632	8,012	1,565	10,594	20,824	67,627
Triple-net operating lease rent expense	—	—	—	—	—	11,773	—	—	11,773
Adjusted Property EBITDAR	$(96,557)	$(124,047)	$—	$(220,604)	$801,095	$243,386	$(98,490)	$—	$725,387

	Year Ended December 31, 2021
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(202,379)	$(132,362)	$(13,507)	$(348,248)	$216,218	$6,408	$(351,125)	$82,206	$(394,541)
Pre-opening expenses	898	—	—	898	4,424	170	1,329	—	6,821
Depreciation and amortization	244,939	83,486	4,223	332,648	192,506	156,592	25,237	8,979	715,962
Property charges and other	3,792	10,322	21	14,135	11,545	2,337	23,161	(416)	50,762
Management and license fees	29,166	20,401	—	49,567	71,621	33,505	—	(154,693)	—
Corporate expenses and other	4,739	5,180	7,022	16,941	23,930	9,160	14,527	30,641	95,199
Stock-based compensation	10,491	17,182	2,241	29,914	10,634	1,896	19,511	33,283	95,238
Adjusted Property EBITDAR	$91,646	$4,209	$—	$95,855	$530,878	$210,068	$(267,360)	$—	$569,441

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO ADJUSTED PROPERTY EBITDAR(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to Wynn Resorts, Limited	$32,411	$(177,190)	$(423,856)	$(755,786)
Net loss attributable to noncontrolling interests	(65,956)	(79,241)	(285,512)	(256,204)
Pre-opening expenses	7,247	1,366	20,643	6,821
Depreciation and amortization	172,292	170,424	692,318	715,962
Gain on EBH Transaction, net	(181,989)	—	(181,989)	—
Property charges and other	35,790	24,193	113,152	50,762
Triple-net operating lease rent expense	11,773	—	11,773	—
Corporate expenses and other	31,734	38,536	102,539	95,199
Stock-based compensation	19,058	20,205	67,627	95,238
Interest income	(18,895)	(1,082)	(29,758)	(3,213)
Interest expense, net of amounts capitalized	178,620	151,961	650,885	605,562
Change in derivatives fair value	(1,155)	(4,803)	(15,956)	(11,360)
Loss on extinguishment of debt	—	—	—	2,060
Other	(31,901)	6,602	(5,811)	23,926
(Benefit) provision for income taxes	6,084	(1,871)	9,332	474
Adjusted Property EBITDAR	$195,113	$149,100	$725,387	$569,441

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Percent Change	2022	2021	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$68,918	$145,877	(52.8)	$255,886	$677,917	(62.3)
Rooms	12,266	15,488	(20.8)	40,079	69,022	(41.9)
Food and beverage	11,519	11,556	(0.3)	35,546	47,985	(25.9)
Entertainment, retail and other	20,362	21,066	(3.3)	78,778	88,083	(10.6)
Total	$113,065	$193,987	(41.7)	$410,289	$883,007	(53.5)

Adjusted Property EBITDAR (6)	$(23,935)	$(1,390)	NM	$(96,557)	$91,646	NM

Casino Statistics:
VIP:
Average number of table games	50	87	(42.5)	53	93	(43.0)
VIP turnover	$1,047,561	$1,189,652	(11.9)	$2,641,321	$6,435,947	(59.0)
VIP table games win (1)	$1,118	$30,798	(96.4)	$23,471	$253,767	(90.8)
VIP table games win as a % of turnover	0.11%	2.59%		0.89%	3.94%
Table games win per unit per day	$245	$3,845	(93.6)	$1,259	$7,443	(83.1)
Mass market:
Average number of table games	237	235	0.9	229	229	—
Table drop (2)	$373,312	$592,050	(36.9)	$1,312,786	$2,415,841	(45.7)
Table games win (1)	$86,933	$134,219	(35.2)	$282,138	$540,234	(47.8)
Table games win %	23.3%	22.7%		21.5%	22.4%
Table games win per unit per day	$3,987	$6,197	(35.7)	$3,489	$6,463	(46.0)
Average number of slot machines	578	715	(19.2)	623	710	(12.3)
Slot machine handle	$229,341	$347,518	(34.0)	$732,197	$1,454,577	(49.7)
Slot machine win (3)	$8,306	$13,599	(38.9)	$31,295	$58,152	(46.2)
Slot machine win per unit per day	$156	$207	(24.6)	$142	$224	(36.6)
Room statistics:
Occupancy	50.1%	50.9%		38.4%	58.5%
ADR (4)	$146	$185	(21.1)	$156	$182	(14.3)
REVPAR (5)	$73	$94	(22.3)	$60	$107	(43.9)
NM - Not meaningful.
Note: The results of operations of Wynn Palace for the three and twelve months ended December 31, 2022 and 2021 were negatively impacted by the closure of our casino operations in Macau for a 12-day period in July 2022 and certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Percent Change	2022	2021	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$51,418	$97,389	(47.2)	$216,639	$476,999	(54.6)
Rooms	7,144	11,467	(37.7)	25,691	50,492	(49.1)
Food and beverage	7,456	8,800	(15.3)	25,334	32,420	(21.9)
Entertainment, retail and other	11,180	14,018	(20.2)	43,585	66,104	(34.1)
Total	$77,198	$131,674	(41.4)	$311,249	$626,015	(50.3)

Adjusted Property EBITDAR (6)	$(35,169)	$(24,494)	NM	$(124,047)	$4,209	NM

Casino Statistics:
VIP:
Average number of table games	52	74	(29.7)	41	81	(49.4)
VIP turnover	$429,575	$858,131	(49.9)	$1,771,143	$5,488,118	(67.7)
VIP table games win (1)	$5,135	$24,440	(79.0)	$55,999	$155,064	(63.9)
VIP table games win as a % of turnover	1.20%	2.85%		3.16%	2.83%
Table games win per unit per day	$1,074	$3,596	(70.1)	$3,828	$5,250	(27.1)
Mass market:
Average number of table games	217	240	(9.6)	235	240	(2.1)
Table drop (2)	$317,801	$527,159	(39.7)	$1,170,633	$2,230,348	(47.5)
Table games win (1)	$54,695	$91,517	(40.2)	$189,769	$412,753	(54.0)
Table games win %	17.2%	17.4%		16.2%	18.5%
Table games win per unit per day	$2,740	$4,146	(33.9)	$2,284	$4,720	(51.6)
Average number of slot machines	691	600	15.2	646	587	10.1
Slot machine handle	$218,935	$254,966	(14.1)	$895,466	$1,057,303	(15.3)
Slot machine win (3)	$7,867	$6,909	13.9	$31,768	$35,483	(10.5)
Slot machine win per unit per day	$124	$125	(0.8)	$139	$166	(16.3)
Room statistics:
Occupancy	51.8%	55.2%		41.1%	58.8%
ADR (4)	$135	$204	(33.8)	$154	$213	(27.7)
REVPAR (5)	$70	$112	(37.5)	$63	$125	(49.6)
NM - Not meaningful.
Note: The results of operations of Wynn Macau for the three and twelve months ended December 31, 2022 and 2021 were negatively impacted by the closure of our casino operations in Macau for a 12-day period in July 2022 and certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Percent Change	2022	2021	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$141,349	$121,187	16.6	$535,279	$426,440	25.5
Rooms	190,584	159,527	19.5	651,291	425,777	53.0
Food and beverage	176,126	156,197	12.8	702,515	489,587	43.5
Entertainment, retail and other	77,433	56,985	35.9	243,051	161,877	50.1
Total	$585,492	$493,896	18.5	$2,132,136	$1,503,681	41.8

Adjusted Property EBITDAR (6)	$219,251	$186,159	17.8	$801,095	$530,878	50.9

Casino Statistics:
Average number of table games	234	224	4.5	234	210	11.4
Table drop (2)	$590,693	$584,060	1.1	$2,274,010	$1,842,792	23.4
Table games win (1)	$125,441	$121,256	3.5	$511,746	$407,195	25.7
Table games win %	21.2%	20.8%		22.5%	22.1%
Table games win per unit per day	$5,823	$5,879	(1.0)	$5,990	$5,323	12.5
Average number of slot machines	1,678	1,743	(3.7)	1,703	1,688	0.9
Slot machine handle	$1,591,100	$1,316,154	20.9	$5,617,775	$4,379,421	28.3
Slot machine win (3)	$115,802	$87,866	31.8	$394,052	$297,548	32.4
Slot machine win per unit per day	$750	$548	36.9	$634	$483	31.3
Poker rake	$6,950	$5,848	18.8	$19,680	$14,552	35.2
Room statistics:
Occupancy	89.9%	86.3%		86.7%	69.5%
ADR (4)	$492	$441	11.6	$454	$386	17.6
REVPAR (5)	$443	$380	16.6	$393	$268	46.6

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Percent Change	2022	2021	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$161,534	$153,739	5.1	$624,738	$552,064	13.2
Rooms	23,259	18,317	27.0	85,078	47,280	79.9
Food and beverage	22,546	22,206	1.5	82,818	63,919	29.6
Entertainment, retail and other	11,001	9,716	13.2	38,439	28,260	36.0
Total	$218,340	$203,978	7.0	$831,073	$691,523	20.2

Adjusted Property EBITDAR (6)	$63,254	$68,224	(7.3)	$243,386	$210,068	15.9

Casino Statistics:
Average number of table games	194	181	7.2	187	189	(1.1)
Table drop (2)	$370,590	$377,131	(1.7)	$1,447,851	$1,267,908	14.2
Table games win (1)	$81,032	$83,858	(3.4)	$315,057	$273,174	15.3
Table games win %	21.9%	22.2%		21.8%	21.5%
Table games win per unit per day	$4,546	$5,033	(9.7)	$4,604	$3,959	16.3
Average number of slot machines	2,601	2,741	(5.1)	2,716	2,387	13.8
Slot machine handle	$1,303,782	$1,172,909	11.2	$5,007,772	$4,377,181	14.4
Slot machine win (3)	$103,846	$95,630	8.6	$402,688	$358,827	12.2
Slot machine win per unit per day	$434	$379	14.5	$406	$412	(1.5)
Poker rake	$4,895	$—	NM	$9,476	$—	NM
Room statistics:
Occupancy	93.9%	87.2%		91.4%	85.2%
ADR (4)	$404	$341	18.5	$382	$328	16.5
REVPAR (5)	$380	$297	27.9	$349	$279	25.1
NM - Not meaningful.
Note: Encore Boston Harbor's room statistics have been computed based on 250 days of operations for the year ended December 31, 2021, representing the actual number of days the hotel was open.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Amir Markowitz
702-770-7555
investorrelations@wynnresorts.com